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                                                                     EXHIBIT 4.8

                                  FIFTH WAIVER
                                       TO
           AMENDED AND RESTATED SUBORDINATED NOTE PURCHASE AGREEMENT
                         Dated as of February 27, 1997


     This Fifth Waiver to Amended and Restated Subordinated Note Purchase Agreement (this "Waiver") is dated as of February 27, 1997 by and among Merisel Americas, Inc., a Delaware corporation ("Merisel Americas"), and the Noteholders signatory hereto, and is made with reference to that certain Amended and Restated Subordinated Note Purchase Agreement dated as of December 23, 1993 and amended as of September 30, 1994, April 12, 1996, June 30, 1996 and October 2, 1996 (the "Existing Agreement") by and among Merisel Americas and the Noteholders signatory thereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Agreement.

                                    RECITAL

     The parties hereto have agreed to modify the Existing Agreement as hereinafter set forth in accordance with Section 14.4 of the Existing Agreement.

     IN CONSIDERATION of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

     1.   Waivers and Consent.  (a)  Effective as of the Effec tive Time (as
          -------------------
defined in Section 2 of this Waiver), the undersigned Noteholders hereby consent to (i) the sale (the "FAB Sale") by Merisel, Inc. and Merisel FAB, Inc., a Delaware corporation ("Merisel FAB"), on or before March 31, 1997, of substantially all of the assets of Merisel FAB to SynFab, Inc. (the "Buyer"), pursuant to that certain Asset Purchase Agreement dated as of January 15, 1997 (the "FAB Asset Purchase Agreement") by and among Merisel, Merisel FAB, the Buyer and SYNNEX Information Technologies, Inc., the principal terms of which FAB Asset Purchase Agreement are described in the term sheet attached as Exhibit A hereto and (ii) the merger of Merisel FAB with and into Merisel, Inc., at any time following the consummation, if any, of the FAB Sale in accordance with the immediately preceding clause (i).

     (a) Effective as of the Effective Time, the Noteholders hereby waive the provisions of Section 9.10 of the Existing Agreement to the extent necessary to permit the amendment and waivers of the Revolving Credit Agreement, Senior Notes and Senior Note Purchase Agreement contemplated by clauses (ii) and (iii) of
Section 2 hereof and hereby agree to the extent that any covenants or other provisions of the Senior Note Agreement are incorporated by reference into
Section 9.10 of the Existing Agreement, the Noteholders hereby consent to such amendments and waivers to such incorporated covenants and other provisions.
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          2. Conditions to the Effective Time.  The Waiver and agreements set
             --------------------------------
forth herein shall become effective (the time of such effectiveness, the "Effective Time") upon the satisfaction of all the following conditions:

               (i) this Waiver shall have been executed and delivered by the holders of at least 66-2/3% in aggregate unpaid principal amount of the Notes (the "Requisite Holders") and Merisel Americas;

               (ii) Merisel Americas, Merisel Europe, Merisel Inc. and the Majority Lenders (as defined in the Revolving Credit Agreement) shall have executed and delivered the Third Amendment and Waiver to the Revolving Credit Agreement, which shall be in form and substance acceptable to the Requisite Noteholders;

               (iii) Merisel Americas, Merisel Europe, Merisel Inc. and the Required Noteholders (as defined in the Senior Note Purchase Agreement) shall have executed and delivered the Sixth Amendment and Waiver to the Senior Note Purchase Agreement, which shall be in form and substance acceptable to the Requisite Holders;

               (iv) the FAB Sale contemplated by the FAB Asset Purchase Agreement shall have been consummated contemporaneously herewith;

               (v) all the representations and warranties made by Merisel Americas in Section 3 shall be true and correct in all material respects as of the Effective Time;

               (vi) the delivery by Merisel Americas to the Noteholders of (x) certified resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Waiver, (y) signature and incumbency certificates of the officers executing this Waiver and (z) executed copies of this Waiver; and

               (vii) all corporate and other proceedings required to be taken in connection with the transactions contemplated hereby shall have been taken.

          Section 3.  Representations and Warranties of Merisel Americas.  In
                      --------------------------------------------------
order to induce the Noteholders to enter into this Waiver and to grant the Waiver with respect to the Existing Agreement, Merisel Americas represents and warrants to each of the Noteholders that the following statements are true, correct and complete:

          (a)  Corporate Power and Authority. Merisel Americas has all requisite
               -----------------------------
corporate power and authority to enter into this

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Agreement and to carry out the transactions contemplated by, and perform its obligations under, the Existing Agreement as modified by this Waiver (the "Amended Agreement").

          (b)  Authorization of Agreements.  The execution and delivery of this
               ---------------------------
Agreement and the performance of the Amended Agreement have been duly authorized by all necessary corporate action by Merisel Americas.

          (c)  No Conflict. The execution and delivery by Merisel Americas of
               -----------
this Waiver and the performance by Merisel Americas of the Amended Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to Merisel Americas or any of its Subsidiaries, the Certificate of Incorporation or bylaws of Merisel Americas or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Merisel Americas or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of their properties or assets, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Merisel Americas or any of its Subsidiaries, other than those that have been obtained.

          (d) Governmental Consents.  The execution and delivery by Merisel
              ---------------------
Americas and the performance by Merisel Americas of the Amended Agreement do not and shall not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body.

          (e) Binding Obligation.  This Waiver and the Amended Agreement are the
              ------------------
legally valid and binding obligation of Merisel Americas, enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          (f) Incorporation of Representations and Warranties from Existing
              -------------------------------------------------------------
Agreement.  The representations and warranties contained in Article 2 of the
---------
Existing Agreement are and shall be true, correct and complete in all material respects on and as of the Effective Time to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date.

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          (g) Absence of Default.  After giving effect to this Waiver, no event
              ------------------
has occurred and is continuing or shall result from the consummation of the transactions contemplated by this Waiver that would constitute an Event of Default, or an event that with the passage of time, the giving of notice or both would constitute an Event of Default.

          4.  Miscellaneous.
              -------------

          (a) On and after the Effective Time, each reference in the Existing Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import referring to the Existing Agreement, and each reference in the Notes to the "Note Purchase Agreement", "thereunder", "thereof", or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement as modified by this Waiver.

          (b) Except as specifically waived by this Waiver, the Existing Agreement and the Notes shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and performance of this Waiver shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Noteholder under, the Existing Agreement or any of the Notes.

          (d) This Waiver may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          (e) Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose or be given any substantive effect.

          (f) Notwithstanding anything to the contrary herein, if the Effective Time does not occur on or before March 31, 1997, this Waiver shall be of no force or effect, and the Existing Agreement shall remain in full force and effect as if this Waiver had not been executed or delivered by any party hereto.

          (g) THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

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                      SUBORDINATED NOTE PURCHASE AGREEMENT
                      ------------------------------------

                                 Signature Page
                                 --------------


          IN WITNESS WHEREOF, the parties hereto have caused this Fifth Waiver to Amended and Restated Subordinated Note Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                              MERISEL AMERICAS, INC.


                              By:/s/ Timothy N. Jenson
                                 ------------------------------------
                                    Name: Timothy N. Jenson
                                    Title: Vice President & Treasurer



                                    NOTEHOLDERS
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                              Name of Noteholder: /s/
                                                  -----------------------

                                           By:
                                              ---------------------------
                                                Title:


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